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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

Continental Cablevision, Inc.:

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1994, with respect to the financial statements of N-COM Limited Partnership II included in the Registration Statement (Form S-4 filed on January 27, 1995) and related Prospectus of Continental Cablevision, Inc.

Ernst & Young LLP

Detroit, Michigan
January 24, 1995